1 Confidential - Company Proprietary Exhibit 1.1 VERALTO CORPORATION $725,000,000 4.850% SENIOR NOTES DUE 2032 UNDERWRITING AGREEMENT May 27, 2026 BOFA SECURITIES, INC. CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES LLC As Representatives of the several Underwriters named in Schedule I attached hereto c/o BofA Securities, Inc. One Bryant Park New York, New York 10036 c/o Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 c/o J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017 Ladies and Gentlemen: Veralto Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities LLC (“J.P. Morgan”) and the other several underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA, Citi and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), $725,000,000 in aggregate principal amount of its 4.850% Senior Notes due 2032 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and Prospectus (each as defined below), and (ii) are to be issued pursuant to an Indenture (the “Base Indenture”), to be dated as of June 1, 2026, between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental

2 Confidential - Company Proprietary Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of June 1, 2026, between the Company and the Trustee. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters. 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows: a. An automatic shelf registration statement on Form S-3 (File No. 333- 282816) relating to the Notes (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became automatically effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives of the Underwriters. As used in this Agreement: (i) “Applicable Time” means 3:20 p.m. (New York City time) on May 27, 2026; (ii) “Effective Date” means the date as of which such registration statement became, or is deemed to have become, effective by the Commission in accordance with the rules and regulations under the Securities Act; (iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act); (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Notes; (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act; (vi) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

3 Confidential - Company Proprietary Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. b. Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Notes. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined below). c. The Registration Statement conformed and will conform in all material respects on the Effective Date and on June 1, 2026 (the “Closing Date”), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. d. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

4 Confidential - Company Proprietary e. The Prospectus will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). f. The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). g. Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule III hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). h. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule III hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. i. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and did not and will not, when filed with the Commission and when read together with the other information in the Pricing Disclosure Package, at the Applicable Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. j. The Company has been duly organized, is validly existing as a corporation

5 Confidential - Company Proprietary in good standing under the laws of the State of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising out of the ordinary course of business (a “Material Adverse Effect”). k. The Company has an authorized capitalization as set forth under the heading “Capitalization” in each of the Pricing Disclosure Package and the Prospectus as of the date or dates set forth therein, and all shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. l. The Company has all requisite corporate power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture shall comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus. m. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus. n. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

6 Confidential - Company Proprietary o. Neither the Company nor any of its Significant Subsidiaries (as defined below) is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (collectively, “Agreements and Instruments”) except, with respect to clause (ii), such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance by the Company of the Notes, the Indenture and this Agreement and the consummation of the transactions contemplated therein and in the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in each of the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Notes, the Indenture and this Agreement will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that are described in the Pricing Disclosure Package or the Prospectus or would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the charter or by-laws of the Company or, (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, with respect to clause (z), any such violation as would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries. As used in this subsection and elsewhere in this Agreement, “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act. p. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by the Notes, the Indenture or this Agreement or for the due execution, delivery or performance of the Notes, the Indenture or this Agreement by the Company, except (i) such as have been already obtained or as may be required under the Securities Act or state securities laws, (ii) the qualification of the Indenture under the Trust Indenture Act or (iii) such as would not reasonably be expected to result in a material adverse effect on the ability of the Company to perform its obligations under and consummate the transactions contemplated by the Notes, the Indenture and this Agreement, except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Notes by the Underwriters, each of which has been, or will be, obtained, as

7 Confidential - Company Proprietary applicable, and is, or will be, in full force and effect, as applicable. q. The historical financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed in the footnotes to the unaudited financial statements. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Pricing Disclosure Package and the Prospectus. All disclosures contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus regarding “non- GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. r. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Prospectus are independent public accountants to the Company, as required by the Securities Act and the Public Company Accounting Oversight Board. s. The Company maintains a system of internal control over consolidated financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The internal control over consolidated financial reporting of the Company is effective and the Company is not aware of any material weaknesses in its internal controls over consolidated financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits pursuant to the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in

8 Confidential - Company Proprietary accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. t. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of its directors or officers, in their capacities as such, to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. u. Since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. v. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Significant Subsidiaries, which is required to be disclosed in the Pricing Disclosure Package and the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture, the Notes or the performance by the Company of its obligations thereunder. w. Except as described in the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of, or has incurred liability under, any applicable Environmental Laws (as defined below), and (B) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings against the Company or any of its subsidiaries relating to or arising under any applicable Environmental Laws. For purposes of this Agreement, (i) “Environmental Laws” means all laws, rules or regulations concerning pollution or the protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, or wildlife and other natural resources), and includes, without limitation, applicable laws, rules and regulations relating to the release or threatened release, investigation, remediation or cleanup of Hazardous Materials (as defined below) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or exposure to Hazardous Materials and (ii) “Hazardous Materials” means chemicals, pollutants,

9 Confidential - Company Proprietary contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum product, radioactive materials, pesticides, per- or polyfluoroalkyl substances, polychlorinated biphenyls, asbestos, asbestos-containing materials or mold. x. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended. y. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company; from making any other distribution on such subsidiary’s capital stock; or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. z. The Company and its subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect. aa. Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is intended to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. bb. The Company and its subsidiaries and, to the knowledge of the Company, its directors, officers and employees and all third parties authorized to act on its behalf comply and have complied with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the rules and regulations thereunder, the UK Bribery Act 2010, as amended, and any applicable other laws or regulations implementing the OECD Convention on Bribery of Foreign Officials in International Business Transactions (collectively, “Anti-Corruption Laws”). The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure continued compliance with all applicable Anti-Corruption Laws. No part of the proceeds of the offering will knowingly be used, directly or indirectly, in violation of the Anti-Corruption Laws. cc. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United Kingdom, the European Union and all applicable jurisdictions in which the Company operates and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any

10 Confidential - Company Proprietary governmental agency in such jurisdictions. dd. None of the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer or employee of the Company, or of any of its majority-owned subsidiaries is, or is 50% or more owned or controlled by a person that is, (1) the target of any sanctions or trade embargoes enforced, administered, or imposed by the U.S. Government, including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (2) operating from, organized, or resident in a country or territory that is the target of country-wide or territory-wide Sanctions (“Sanctioned Country”) (as of the date of this Agreement, Cuba, Iran, North Korea, Venezuela, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine). Except to the extent licensed by OFAC or the U.S. Department of State or otherwise permitted under the Sanctions applicable to any party to this Agreement, the Company will not knowingly use, directly or indirectly, the proceeds of the offering or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person (i) to finance or facilitate any activities involving any person, country, or territory that, at the time of such financing or facilitation, is the target of any Sanctions, or (ii) in any other manner that will result in a violation of Sanctions by the Company, any of its subsidiaries, or any Underwriter. ee. (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, as applicable, the data and information of its customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices and applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. ff. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement). gg. The statements in the Preliminary Prospectus and the Prospectus under the headings “Certain United States Federal Income Tax Considerations”, insofar as such statements purport to constitute a summary of matters of U.S. federal income tax law or legal conclusions

11 Confidential - Company Proprietary with respect thereto, and “Description of Notes”, insofar as such statements summarize the terms of the Notes and the Indenture, in each case, fairly and accurately summarize such matters in all material respects. hh. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus. ii. The Company and each of its subsidiaries carry, or are entitled to the benefits of, insurance covering in all material respects their respective properties, operations, personnel and businesses, which insurance is in such amounts and insures against such losses and risks as are customary for companies engaged in similar businesses in similar industries as the Company and its subsidiaries. jj. The Company and its subsidiaries have filed all federal, state, local and non- U.S. income and other material tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); and the Company and its subsidiaries have paid all income and other material taxes (including any assessments, fines or penalties) required to be paid by them, except for (i) tax contingencies described in the Pricing Disclosure Package and the Prospectus, (ii) any such taxes, assessments, fines or penalties currently being contested in good faith and for which adequate reserves have been recorded in accordance with GAAP, or (iii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter. 2. Purchase of the Notes by the Underwriters. a. The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company the Notes at a purchase price of 99.396% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the principal amount thereof set forth opposite the name of such Underwriter in Schedule I hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein. 3. Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Prospectus.

12 Confidential - Company Proprietary 4. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Latham & Watkins LLP, at 10:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriters and the Company. The Notes will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date. 5. Further Agreements of the Company and the Underwriters. a. The Company agrees: (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal. (ii) To furnish promptly, if requested by the Representatives, to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith. (iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and

13 Confidential - Company Proprietary any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance. (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission. (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters within a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. (vi) Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided, that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule III hereto. (vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably

14 Confidential - Company Proprietary request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance. (viii) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act. (ix) The Company will promptly take such actions as the Underwriters may, from time to time, reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. (x) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.” (xi) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes. (xii) For a period commencing on the date hereof and ending on the Closing Date, the Company agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company, or sell or grant options, rights or warrants with respect to such debt securities of the Company or securities convertible into or exchangeable for such debt securities of the Company, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company, or (iv) publicly announce an offering of any debt securities of the Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of the Representatives. For the avoidance of doubt, nothing contained in this Section 5(a)(xii) shall prohibit or in any way restrict, or be deemed to prohibit or in

15 Confidential - Company Proprietary any way restrict, the issuance of the Notes pursuant to this Agreement or the issuance of any additional Notes of the same series in accordance with the terms of the Indenture. (xiii) The Company will use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC. (xiv) The Company agrees to comply in all material respects with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer. (xv) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Notes. b. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, (ii) no such consent shall be required with respect to any such issuer information contained in any notice or communication permitted by Rule 134 under the Securities Act, and (iii) “issuer information,” (as used in this Section 5(b)), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. 6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Notes; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) any required review by the FINRA of the terms of sale of the Notes (including related reasonable and documented fees and expenses of counsel to the Underwriters); (f) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); provided, that the amount payable to counsel to the Underwriters pursuant to clause (e) and (f) above shall not exceed $25,000 in the aggregate; (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in

16 Confidential - Company Proprietary the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (h) the approval of the Notes by DTC for “book-entry” transfer (including related reasonable and documented fees and expenses of counsel for the Underwriters); (i) the rating of the Notes; (j) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company 7. Conditions to Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions: a. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. b. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. c. Wilmer Cutler Pickering Hale and Dorr LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. d. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

17 Confidential - Company Proprietary e. At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. f. With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring- down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter. g. The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that: (i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; (iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, no facts have come to the attention of such officers that cause them to believe that, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading,

18 Confidential - Company Proprietary and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and (iv) To the effect of Section 7(h) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(i). h. Except as described in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus. i. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities. j. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representatives,

19 Confidential - Company Proprietary impracticable or inadvisable to proceed with offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus. k. The Company and the Trustee shall have executed and delivered the Indenture duly executed by the Company and the Trustee. l. On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request. 8. Indemnification and Contribution. a. The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished

20 Confidential - Company Proprietary to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter. b. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e); and shall reimburse the Company or any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person. c. Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred

21 Confidential - Company Proprietary by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (2) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. d. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that

22 Confidential - Company Proprietary resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. e. The Underwriters severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Notes by the Underwriters set forth in the third and eighth paragraph and the third, fourth and fifth sentence of the thirteenth paragraph of the section entitled “Underwriting” in the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials. 9. Defaulting Underwriters. a. If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non- defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non- defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to

23 Confidential - Company Proprietary a further period of 36 hours within which to procure other persons satisfactory to the non- defaulting Underwriters to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase. b. If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 4. c. If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds 10% of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect. d. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by such Underwriter’s default. 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(c), 7(i) and 7(j) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

24 Confidential - Company Proprietary 11. Reimbursement of Underwriters’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Underwriters, or (b) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Underwriters; provided, however that the Company shall have no obligation to provide such reimbursement to any Underwriter that has breached its obligations under this Agreement. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses. 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and: a. if to any Underwriter, shall be sent by hand delivery, mail, overnight courier or facsimile transmission to: BofA Securities, Inc. 114 West 47th Street NY8-114-07-01 New York, NY 10036 Attention: High Grade Debt Capital Markets Transaction Management/Legal Facsimile: (212) 901-7881 Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: Citigroup General Counsel Facsimile: (646) 291-1469 J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017 United States of America Fax: (212) 834-6081 Attn: Investment Grade Syndicate Desk with a copy to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: Greg Rodgers Benjamin Cohen Facsimile: 212-751-4864

25 Confidential - Company Proprietary b. if to the Company, shall be sent by mail, telex, or overnight courier to: Veralto Corporation 225 Wyman St., Suite 250 Waltham, MA 02451 Attention: Chief Financial Officer with a copy to: Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attention: Molly Fox Andrew Langworthy Fax: 617-526-5000 Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives. 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. 14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. 15. Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday,

26 Confidential - Company Proprietary Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act. 16. Governing Law & Venue. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law). The Company and each of the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. 17. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. As used in this Section 18, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 18. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

27 Confidential - Company Proprietary 19. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship exists between the Company, on the one hand, and the Underwriters, on the other hand; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company; and (e) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering. 20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. 21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. 22. Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the purpose of this Section 23, “Electronic Signature” means any electronic symbol or process (including, without limitation, DocuSign and AdobeSign) attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. 23. Acknowledgement and Consent to Bail-In of EEA and United Kingdom Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters, the Company and each of the parties to this Agreement acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by: a. the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this

28 Confidential - Company Proprietary Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; b. the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority. “Bail-in Legislation” means (i) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (ii) in relation to the United Kingdom, the UK Bail-In Legislation; and (iii) in relation to any state other than a member state of the European Economic Area or the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write- down and Conversion Powers contained in that law or regulation. “Bail-in Powers” means the exercise of any Write-down and Conversion Powers. “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (as amended). “BRRD Liability” means a liability in respect of which Bail-in Powers in the applicable Bail-in Legislation may be exercised. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499. “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing

29 Confidential - Company Proprietary banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Write-down and Conversion Powers” means: (i) in relation to any Bail-In Legislation described in the EU Bail-in Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (ii) in relation to any other applicable Bail-In Legislation (other than EU Bail-In Legislation and UK Bail-in Legislation): (a) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (b) any similar or analogous powers under that Bail-In Legislation; and (iii) in relation to any UK Bail-In Legislation: (a) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; (b) and any similar or analogous powers under that UK Bail-In Legislation. [Signature Page Follows]

[Signature Page to Underwriting Agreement] Confidential - Company Proprietary If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below. Very truly yours, VERALTO CORPORATION By /s/ Sameer Ralhan Name: Sameer Ralhan Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement] Confidential - Company Proprietary CONFIRMED AND ACCEPTED, as of the date first above written: BOFA SECURITIES, INC. By /s/ Christopher Cote Name: Christopher Cote Title: Managing Director CITIGROUP GLOBAL MARKETS INC. By /s/ Adam D. Bordner Name: Adam D. Bordner Title: Managing Director J.P. MORGAN SECURITIES LLC By /s/ Som Bhattacharyya Name: Som Bhattacharyya Title: Executive Director For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

Schedule I-1 Confidential - Company Proprietary SCHEDULE I Underwriters Principal Amount of Notes to be Purchased BofA Securities, Inc. .... $ 130,500,000 Citigroup Global Markets Inc. ....................................................... $ 137,750,000 J.P. Morgan Securities LLC ....................................................... $ 137,750,000 Deutsche Bank Securities Inc. ....... $ 58,000,000 HSBC Securities (USA) Inc. ....................................................... $ 58,000,000 RBC Capital Markets, LLC ....................................................... $ 58,000,000 Barclays Capital Inc. ....................................................... $ 29,000,000 BNP Paribas Securities Corp. ....................................................... $ 29,000,000 Scotia Capital (USA), Inc. ....................................................... $ 29,000,000 U.S. Bancorp Investments, Inc. ....................................................... $ 29,000,000 Wells Fargo Securities, LLC ....................................................... $ 29,000,000 Total ............................................ $ 725,000,000

Schedule II-1 Confidential - Company Proprietary SCHEDULE II [See attached.]

2 Confidential - Company Proprietary FILED PURSUANT TO RULE 433 REGISTRATION STATEMENT NO. 333-282816 DATED MAY 27, 2026 Veralto Corporation $725,000,000 4.850% Senior Notes due 2032 May 27, 2026 This pricing term sheet supplements the preliminary prospectus supplement, dated May 27, 2026, of Veralto Corporation (the “Preliminary Prospectus Supplement”), and should be read together with the Preliminary Prospectus Supplement before making a decision in connection with an investment in the Notes. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement to the extent that it is inconsistent therewith. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, including all other documents incorporated by reference therein. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Preliminary Prospectus Supplement. Issuer: Veralto Corporation (“Veralto”) Legal Format: SEC registered (No. 333-282816) Issue: 4.850% Senior Notes due 2032 (the “Notes”) Ratings*: Moody’s: Baa1 (Stable Outlook) S&P: BBB (Stable Outlook) Principal Amount: $725,000,000 in aggregate principal amount Issue Price: 99.996% of principal amount Record Dates: January 1 and July 1 of each year Trade Date: May 27, 2026 Settlement Date: June 1, 2026 (T+3) It is expected that delivery of the Notes will be made against payment therefor on or about June 1, 2026, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to

3 Confidential - Company Proprietary trade the Notes before the business day prior to June 1, 2026 will be required to specify alternative settlement arrangements to prevent a failed settlement. Use of Proceeds: Veralto estimates that the net proceeds of this offering will be approximately $720.6 million after deducting the underwriting discount. Veralto intends to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in its sole discretion, refinancing of outstanding indebtedness, working capital, capital expenditures and satisfaction of other obligations. Maturity Date: January 15, 2032 Coupon: 4.850% Benchmark Treasury: 3.875% due April 30, 2031 Spread to Benchmark Treasury: +67 basis points Benchmark Treasury Price and Yield: 98-21; 4.179% Yield to Maturity: 4.849% Interest Payment Dates: Semi-annually on January 15 and July 15, commencing on January 15, 2027 Redemption Provisions: Make-whole call: At any time prior to December 15, 2031, at a discount rate of Treasury plus 15 basis points Par Call: On or after December 15, 2031 Denominations: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof Joint Book-Running Managers: BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. RBC Capital Markets, LLC Co-Managers: Barclays Capital Inc. BNP Paribas Securities Corp. Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

4 Confidential - Company Proprietary Listing: Veralto does not intend to apply to list the Notes on any securities exchange. CUSIP/ISIN: 92338C AP8 / US92338CAP86 *Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The offering is being made pursuant to an effective registration statement on Form S-3 (including a prospectus) filed with the U.S. Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the joint-book running managers will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322, Citigroup Global Markets Inc. at +1-800-831-9416, or J.P. Morgan Securities LLC at +1-212-834-4533. Any disclaimer, legend or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer, legend or notice was automatically generated as a result of this communication being sent by Bloomberg or another system.

Schedule III-1 Confidential - Company Proprietary SCHEDULE III A. Pricing Term Sheet, dated May 27, 2026, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached to this Agreement as Schedule II. B. Electronic investor presentation dated May 26, 2026.